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                                                                   Exhibit 10.31


Date: February 21, 1997        INITIAL TERM: January 1, 1998 - December 31, 2000
(C)1993 Nintendo

                                    Nintendo
                          Merchandise License Agreement

      THIS MERCHANDISE LICENSE AGREEMENT by and between Nintendo of America Inc., 4820 150th Avenue NE, Redmond, WA 98052 (hereafter referred to as "Licensor") and Ambassador Eyewear Group, 1010 Arch Street, 3rd Floor, Philadelphia, PA 19107 (hereinafter referred to as "Licensee") is made as of the latest date signed by the parties.

                   THIS WILL CONFIRM OUR AGREEMENT AS FOLLOWS:

1. GRANT OF LICENSE: Subject to the terms and conditions of this Agreement, Licensor grants to Licensee for the Term (defined herein), the license to use the trademarks, copyrights, characters, designs, and likenesses described in Schedule A (collectively called the "Property"), to be used solely in connection with the manufacture, distribution, promotion, advertisement and sale of the article(s) described in Schedule B (herein called the "Licensed Products"). This license does not constitute and may not be used so as to imply the endorsement of the Licensed Product by Licensor. This license granted herein is non-exclusive; nothing herein shall be construed so as to prevent Licensor from granting any other licenses for the Property or from using the Property in any matter whatsoever. Notwithstanding the preceding sentence and subject to Paragraph 7, during the Term and for the Territory of this Agreement, Licensor shall not enter into a license agreement with a third party for a licensed product using the Properties for the categories listed in Schedule B.

2. TERRITORY: Licensee shall be entitled to use the license granted hereunder only in the territory described in Schedule C (called the "Territory"). If the territory includes one or more countries in the European Community, the Licensee agrees as follows (i) that it will not seek customers outside the Territory for the Licensed Products; (ii) that it will not establish outside the Territory any branch for the sale of the Licensed Products; and (iii) that it will not maintain outside the Territory any distribution depot for the Licensed Products; nothing in this sentence shall be deemed to prevent the Licensee from fulfilling orders for the Licensed Products received from unsolicited customers located in countries of the European Community outside the Territory.

3. LICENSE PERIOD: The license granted hereunder shall be effective and terminate as of the dates specified in Schedule D (the "Term"), unless sooner terminated on renewed in accordance with the terms and conditions hereof.

4. PAYMENT:

      (a) Rate. Licensee shall pay to Licensor as its royalty a sum equal to the percentages set forth in Schedule E of all Net Sales (defined below) of the Licensed Products by Licensee or any of its affiliated, associated or subsidiary companies. The term "Net Sales" shall mean the gross amount of sales of Licensed Products at the invoiced selling price, net normal and reasonable cash and quantity discounts and returns for credit. No deduction shall be made for uncollectible accounts or for costs incurred in manufacturing, selling, distributing, advertising (including cooperative allowances).

      (b) Minimum Royalties. Licensee shall pay to Licensor a minimum royalty consisting of an advance payment to be applied against a minimum guarantee for the Term, and in any renewal term ("Renewal Term") hereunder, in the amounts and at the time specified in Schedule F. No part of any such minimum royalty shall in any event be payable to Licensee. Royalty payments which exceed the Term's minimum royalty or any Renewal Term's minimum royalty shall not be credited toward the next succeeding term's minimum royalty.

      (c) Periodic Statements. Within thirty (30) days after the end of the calendar quarter in which the initial shipment of Licensed Products is made, and thereafter within thirty (30) days after the end of each calendar quarter, Licensee shall furnish to Licensor (in a form to be supplied by Licensor, or in the absence thereof, in a form acceptable to Licensor) complete and accurate statements certified by Licensee showing the number,


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description, gross sales price, itemized deductions from gross sales price, and net sales price of each Licensed Product sold by Licensee or any of its affiliated, associated or subsidiary companies, and any returns made during the period, together with a computation of the royalties due. Licensee shall provide such statements to Licensor whether or not any of the Licensed Products have been sold during said period. All information shall be shown separately for each country within the Territory. Licensee agrees that royalty reports will indicate clearly (by name or character or similar description) the Licensed Products sold and will be given in sufficient detail to enable Licensor to separate royalties by Licensed Products. It is understood that timely rendering of all statements required hereunder is essential under the terms of this Agreement.

      (d) Royalty Payments. Licensee shall remit the royalties due in excess of any previously paid advance sum for each calendar quarter within thirty (30) days after the end of each calendar quarter, and payment shall be made with the statement rendered for that quarter. Payment shall be in the currency set forth in Schedule I. The receipt or acceptance by Licensor of any of the statements hereunder, or any royalties paid hereunder, or the cashing of any royalty check paid hereunder, shall not preclude Licensor from questioning the correctness thereof at any time. In the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment made by Licensee.

      (e) Records and Audits. At its principal place of business, Licensee shall keep and maintain accurate records of the transactions underlying the statements to be furnished hereunder. Licensee shall allow representatives of Licensor during office hours, upon reasonable notice and at reasonable intervals (not to exceed two times per calendar year), to audit and make copies of such records for the purpose of ascertaining the correctness of such statements. If any such
audit shall disclose any deficiency of      percent ( %) or more, Licensee shall
pay, in addition to such deficiency, the actual and reasonable cost of such audit. Upon demand of Licensor, not to exceed two times per calendar year, Licensee shall at its own expense furnish to Licensor a detailed statement signed and verified by Licensee's chief financial officer showing the number, description, gross sales price, itemized deductions from gross sales price and net sales price of the Licensed Products covered by this Agreement distributed and/or sold by Licensee (and any of its affiliated, associated, or subsidiary companies) up to the date of Licensor's demand. All books of account and records shall be kept available for at least three (3) years after the termination or expiration of this Agreement.

      (f) Payments. Until otherwise instructed in writing by Licensor, all payments of royalties hereunder including advance payments and minimum guarantees, shall be made payable to "Agent", as defined in Schedule J.

5. LICENSED PRODUCTS, QUALITY AND APPROVALS:

      (a) General Quality. Licensee agrees that the Licensed Products shall: (i) be of high standard and of such style, appearance and quality so as to protect and enhance the Property and the good will pertaining thereto; (ii) meet Licensor's quality standards and specifications, and (iii) be manufactured, sold, distributed, advertised, and promoted in accordance with all applicable laws.

      (b) Preapproval of Licensed Products & Related Materials. Before distributing, selling, advertising, or promoting any of the Licensed Products, Licensee shall furnish to Licensor, free of cost, for its written approval, the following in the order listed: (i) sketches; (ii) finished artwork and final proofs; (iii) pre-production samples or strike-offs; (iv) the number of post-production samples of each Licensed Product as set forth in Schedule K; and
(v) all other finished cartons, labels, containers, packing and wrapping material, and similar materials upon which the Property appears (collectively the "Related Materials"). The Licensed Products and the Related Materials are subject to the written approval of Licensor.

      (c) Packaging/Components. Licensor shall have the right to approve how the Property is packaged in assortments, and shall have the right to approve which components of the Property shall be included in combination with other components of the Property.

      (d) Additional Samples. In addition to the samples provided to Licensor pursuant to Paragraph 5(b), Licensor may request, from time to time, up to twelve (12) samples per year, individual random samples of each Licensed Product and the Related Materials.


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      (e) Notices. Licensee shall cause to appear on or within each Licensed
Product and all Related Materials the notice set forth in Schedule G, or other notice specified by Licensor.

      (f) Advertising, Promotional and Display Materials. Before finalizing, using or distributing any advertising, promotional, display or other similar materials bearing the Property, Licensee shall furnish same to Licensor for its written approval.

      (g) Approvals. With respect to all approvals by Licensor required under this Paragraph 5, each item submitted by Licensee shall be deemed disapproved if Licensee has not received the written approval of Licensor of the item in question within ten (10) days after its submission by Licensee to Licensor. Nothing herein, however, shall be deemed to obligate Licensor to respond to any such submission within the ten (10) day period.

6. ARTWORK AND OWNERSHIP OF PROPERTY:

      (a) Artwork. Licensor shall provide to Licensee, free of charge, one set of camera-ready black and white artwork (depicting some, but not necessarily all, of the Property) that Licensor generally makes available to its merchandise licensees. All artwork and related material involving the Property, notwithstanding their invention, creation, or use by Licensee, shall be and remain the property of Licensor, and Licensor shall be entitled to use the same and to license the use of same by others without restriction.

      (b) Ownership of Property. Licensee recognizes all of Licensor's rights and interests in and to the Property, and that all use of the Property licensed hereunder inures to the benefit of Licensor or its grantor(s). No right, title, or interest, except the license interest granted by Paragraph 1 hereof, is transferred by this Agreement. At the termination or expiration of this Agreement, Licensee will be deemed to have assigned, transferred and conveyed to Licensor or its grantor(s) all trademarks, service marks, trade dress, copyrights, equities, good will, titles or other rights in and to the Property which may have been obtained by Licensee or which may have vested in Licensee as a result of its activities under this Agreement, and that Licensee will, at Licensor's expense in connection with the preparation thereof, execute any instruments reasonably requested by Licensor to confirm the foregoing. No consideration other than the mutual covenants and consideration of this Agreement shall be necessary for any such assignment, transfer or conveyance. Licensor shall acquire no right, title or interest in or to any trademarks owned by Licensee and used by Licensee in connection with the Property, which rights shall be and remain those of Licensee.

7. DISTRIBUTION:

      (a) Marketing Date. Licensee shall diligently and continuously manufacture, sell, distribute, advertise, and promote the Licensed Products during the Term, and shall make and maintain adequate arrangements for the distribution of the Licensed Products. Licensee shall offer the Licensed Products for sale in substantial quantities by the marketing date specified in Schedule H, with delivery within a reasonable time thereafter, including at least one of the Licensed Products in each of the categories listed in Schedule
B. If, at any time thereafter, Licensee for a period of three (3) consecutive months has failed to sell any of the Licensed Products (or any class or category of the Licensed Products) covered hereunder, Licensor, in addition to all other remedies available to it hereunder, may terminate this license with respect to such Licensed Products or class or category thereof which have not been so sold during such period by giving written notice of termination to such effect to Licensee, which shall become effective thirty (30) days thereafter.

      (b) Sale/Distribution. With regard to the sale and distribution of the Licensed Products covered by this Agreement, Licensee agrees as follows:

                  (i) Licensee shall sell and distribute the Licensed Products outright and not on an approval, consignment, or guaranteed sale or return basis;

                  (ii) Licensee shall sell and distribute the Licensed Products to jobbers, wholesalers, distributors, retail stores, and merchants for sale or distribution directly to the public and may also sell to catalog companies and home shopping networks;


Nintendo Merchandise License Agreement                                    Page 3
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                  (iii) Except with the prior written consent of Licensor,
            Licensee shall not directly or indirectly sell or distribute the Licensed Products for Promotional Purposes (defined below).

                  Licensor specifically reserves the right unto itself to use, manufacture, sell, and/or directly or indirectly distribute, or license third parties to use, manufacture, sell, and/or distribute, products similar to or the same as the Licensed Products, which may use all, some, or none of the Property, for Promotional Purposes. Promotional Purposes shall be defined to include any of the following, regardless of whether the product(s) is given away free or a fee is charged to the end consumer: promotions including on-pack promotions, in-pack promotions, instant win games, tours or exhibitions; and any other premium or promotion; any giveaway; any sweepstakes or contest; any mail order; any movie, video, or show, or record-related promotion, premium, or publicity; or any other similar type of publicity. Licensee specifically acknowledges that Licensor may exercise its rights contained in this paragraph concurrently with the rights exercised to Licensee under this Agreement.

                  (iv) Except with the prior written consent of Licensor,
            Licensee will not use, or knowingly permit the use of, the Licensed Product as a Premium (defined herein). The term "Premium" includes, but is not limited to, free or self-liquidating items offered to the public in conjunction with the sale or promotion of a product or service, including traffic building or continuity visits by the consumer/customer, or any similar scheme or device, the prime intent of which is to use the Licensed Product(s) in such a way as to promote, publicize and/or sell the products, services, or business image of the third party company or manufacturer. "Premium" also includes distribution of the Licensed Products for retail sale through distribution channels offering earned discounts or "bonus" points based upon the extent of usage of the offeror's product or service.

                  (v) In the event any sale is made at a special price to any of
            Licensee's subsidiaries or to any other person, firm or corporation related in any manner to Licensee, or its officers, directors, or major stockholders, there shall be a royalty paid on such sales based upon the price generally charged the trade by Licensee.

      (c) Suggested Retail Price. Licensee agrees to keep Licensor, at Licensor's request, advised of the wholesale and suggested retail prices at which Licensee sells the Licensed Products covered hereunder.

      (d) Sales to Licensor. Licensee agrees to sell to Licensor such reasonable quantities of the Licensed Products as Licensor shall request at as low a rate and on as good terms as Licensee sells similar quantities of the Licensed Products to the general trade.

8. LICENSOR'S WARRANTY: Licensor represents and warrants that, to the best of its knowledge, it holds all such rights and interest in the Property as are required to permit Licensor to enter into this Agreement and expressly warrants that Licensor is authorized to enter into this Agreement. With respect to any claim or suit that Licensor is not possessed of such right, title, and interest in the Property as to be entitled to grant this license to Licensee, Licensor shall have the option to undertake and conduct the defense of any suit so brought and no settlement of any such claim or suit shall be made without the prior written consent of Licensor. Licensee agrees to cooperate fully with Licensor in any such action.

9. PROTECTION OF LICENSOR'S RIGHTS: Licensee agrees to assist Licensor, at Licensor's sole cost and expense, to the extent reasonably necessary to protect Licensor's rights to the Property. Licensor or its grantor(s) may commence or prosecute any claims or suits in their own name or, subject to Licensee's consent, not to be unreasonably withheld, in the name of Licensee or join Licensee as a party thereto. Licensee shall promptly notify Licensor in writing of any infringements or imitations of the Property on Licensed Products similar to those covered by this Agreement which may come to Licensee's attention, and Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any actions on account of any such infringements or imitations without first obtaining the written consent of the Licensor.


Nintendo Merchandise License Agreement                                    Page 4
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10. INDEMNIFICATION BY LICENSEE: Licensee shall indemnify Licensor and shall defend Licensor against, and hold Licensor harmless from, all claims, liabilities, suits, losses, damages, and expenses (including reasonable attorneys' fees) brought by a third party against Licensor arising out of or relating to:

      (a) any alleged or actual unauthorized use of any intellectual property right (including, but without limitation, any copyright, patent, trademark, or other intellectual property right) by Licensee in connection with the Licensed Products (except for claims that the Property infringes any copyright, patent, or trademark), or

      (b) any alleged or actual defect in the Licensed Products (including, but without limitation, any claim or product liability); or

      (c) any alleged or actual act or omission by Licensee or Licensee's agents or employees (whether wrongful, negligent, or otherwise) in connection with the Licensed Products or this Agreement.

As used in this paragraph, "Licensor" shall also include the grantor(s), officers, directors, agents, and employees of Licensor, its subsidiaries, and affiliates. This indemnity shall survive the termination or expiration of this Agreement.

11. INSURANCE:

      (a) Type of Insurance/Amount. During the Term and any Renewal Term, Licensee shall obtain and maintain, at its own expense comprehensive general liability insurance (including products' liability insurance), from an insurance company reasonably acceptable to Licensor, providing adequate protection for Licensee against any claims, liabilities, suits, losses, damages and expenses arising out of or relating to the circumstances set forth in Paragraph 10, in the amount of U.S. Five Million and No/100 Dollars (U.S. $5,000,000) or the maximum amount available in the Territory, whichever is lower, per incident or occurrence, with a reasonable deductible. If General Civil Insurance is solely available in the Territory, during the Term and any Renewal Term, Licensee shall obtain and maintain, at its own expense, a General Civil Insurance Policy in accordance with the conditions specified in this subparagraph; provided, however, if such General Civil Insurance does not include products' liability coverage and products' liability coverage thereafter becomes available in the Territory, Licensee shall immediately obtain such products liability coverage through the remainder of the Term and any Renewal Term. Such insurance shall remain in full force during the Term, any Renewal Term, and for a period of three (3) years thereafter.

      (b) Certificate/Additional Insured. Simultaneously with the execution of this Agreement, and thereafter as requested by Licensor, Licensee shall provide Licensor and Agent with a certificate of insurance (the original or a translation of which must be provided in English) evidencing such insurance. Licensor and Agent shall be named as additional insureds on such insurance coverage; provided, however, such requirement may be waived by Licensor if Licensee submits a written opinion of Licensee's attorney or insurance agent that such additional insured coverage is not available as a matter of law or local practice.

12. DEFAULT AND TERMINATION: If a petition in bankruptcy is filed by or against Licensee, or if Licensee becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for it or its business, to the fullest extent permitted by law at the time of the occurrence, the license hereby granted shall automatically terminate forthwith without any notice whatsoever being necessary. In the event this license is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have no right to sell, exploit, or in any way deal with or in any Licensed Products or any Related Material.

13. BREACH: If Licensee breaches any covenant or fails to perform any of its obligations under the terms of this Agreement, Licensor shall have the right to terminate the license hereby granted upon thirty (30) days' notice in writing, except as otherwise provided herein, and except that with regard to any failure or breach relating to copyright, trademark or service mark notices, monetary payments or royalty statements, the notification period shall be fifteen (15) days, and such termination shall become effective automatically (without any obligation to serve any notice of termination or to accomplish any formality or undertake any court proceeding) unless Licensee shall take reasonable steps to completely remedy the failure or breach within either the fifteen (15) or thirty
(30) day period as appropriate. Termination of the license under the provisions of this paragraph shall be without prejudice to any


Nintendo Merchandise License Agreement                                    Page 5
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rights which Licensor may otherwise have against Licensee. Upon termination of this license, all royalties on sales theretofore made shall become immediately due and payable; no advances against royalties shall be repayable; and the balance of any minimum royalty shall be immediately due and payable. Furthermore, in the event that litigation of any nature with respect to the performance by Licensee or Licensor of its obligations hereunder is initiated, then and in such event, the prevailing party's costs and expenses, including reasonable attorneys' fees, shall be reimbursed promptly by the non-prevailing party to the prevailing party.

14. FINAL STATEMENT UPON TERMINATION OR EXPIRATION: Sixty (60) days before the expiration of this license and, in the event of its termination, ten (10) days after receipt of notice of termination or the happening of the event which terminates this Agreement where no such notice is required, a statement showing the number and description of Licensed Products covered by this Agreement on hand or in process shall be furnished by Licensee to Licensor. Licensor shall have the right to take a physical inventory to ascertain or verify such inventory and statement, and refusal by Licensee to submit to such physical inventory by Licensor shall forfeit Licensee's right to dispose of such inventory, Licensor retaining all other legal and equitable rights Licensor may have in the circumstances.

15. DISPOSAL OF STOCK UPON TERMINATION OR EXPIRATION: After termination or expiration of this Agreement, except as otherwise provided herein, Licensee may dispose of Licensed Products covered by this Agreement which are on hand or in process at the time notice of termination is received or upon the expiration date, for the sell-off period set forth in Schedule L on a non-exclusive basis, provided Licensee is not in breach or otherwise in default under this Agreement. All applicable royalties shall be paid on Licensed Products sold during the sell-off period within twenty (20) days following the expiration of the sell-off period. Notwithstanding anything to the contrary herein, Licensee shall not manufacture, sell, or dispose of any Licensed Products covered by this license after its expiration or its termination based on the failure of Licensee to comply with Paragraph 5.

16. EFFECT OF TERMINATION OR EXPIRATION: Upon and after the expiration or termination of this license, all rights granted to Licensee hereunder shall forthwith revert to Licensor, and Licensee will refrain from further use of the Property or any further reference to it, direct or indirect, or anything deemed by Licensor to be similar to the Property in connection with the manufacture, sale, distribution, or promotion of Licensee's products, except as provided in Paragraph 15.

17. LICENSOR'S REMEDIES: Licensee acknowledges that its failure (except as otherwise provided herein) to cease the manufacture, sale, distribution, advertising, or promotion of the Licensed Products covered by this Agreement or any class or category thereof at the termination or expiration of this Agreement or any portion thereof may result in immediate and irreparable damage to Licensor and to the rights of any subsequent licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease manufacture, sale, distribution, advertising, or promotion, and Licensee agrees that in the event of such failure, Licensor shall be entitled to equitable relief by way of temporary and permanent injunctions and such other and further relief as any court of competent jurisdiction may deem just and proper.

18. NOTICES: All notices and statements required under this Agreement shall be in writing addressed to the parties at the addresses above, unless notification of a change of address is given in writing. The date of mailing shall be deemed the date the notice or statement is given.

19. RELATIONSHIP BETWEEN THE PARTIES: Neither party shall represent itself as the agent or legal representative of the other party for any purpose whatsoever, and neither party shall have the right to create or assume any obligation of any kind, express or implied, for or on behalf of the other party in any way whatsoever. This Agreement shall not create or be deemed to create any agency, partnership, or joint venture between the parties.

20. NO ASSIGNMENT OR SUBLICENSE: This Agreement shall not be assigned or sublicensed by Licensee, except with the prior written consent of Licensor, which consent shall not be unreasonably withheld, and shall not be assigned by operation of law. Any assignment or sublicense in violation of the preceding sentence shall be null and void. This Agreement may be assigned by Licensor upon written notice to Licensee but without any consent, provided, however, that any such assignment shall not release the Licensor from its obligations to the Licensee under this Agreement. Subject to such restriction and to the restriction against assignment by operation of law


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provided above, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. Nothing herein shall be deemed to prevent Licensee from causing the Licensed Products to be manufactured by other parties, subject to the terms and conditions of this Agreement. If any manufacturing of the Licensed Products shall be conducted outside the Territory, Licensee shall advise Licensor in advance of the name, address and manufacturing location and any third party subcontractors shall sign the "Manufacturer's Agreement" set forth in Exhibit A annexed hereto.

21. FORCE MAJEURE: The inability of Licensee to commence or complete its obligations hereunder by the dates herein required resulting from delays caused by strikes, picketing, insurrection, acts of God, war, emergencies, shortages, or unavailability of materials, limitations imposed by exchange control regulations or foreign investments regulations, or other causes beyond Licensee's reasonable control, shall excuse performance during the continuation thereof and extend the period for the performance of the obligations for the period equal to the period(s) of any such delay(s). Notwithstanding the foregoing, in the event performance by Licensee is suspended for three (3) consecutive months in accordance with this Paragraph 21, then Licensor may, by written notice to Licensee, elect to terminate this Agreement.

22. ENTIRE AGREEMENT: This Agreement is intended by the parties as a final and complete expression of their agreement, and supersedes any and all prior and contemporaneous agreements and understandings relating to it.

23. MODIFICATION AND WAIVER: This Agreement may not be modified and none of its terms may be waived, except in writing signed by both parties. The failure of either party to enforce, or the delay by either party in enforcing, any of its rights shall not be deemed a continuing waiver or a modification of this Agreement.

24. SEPARABILITY: If any part of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, it shall not affect the validity of the balance of this Agreement, provided, however, that if any provision of this Agreement pertaining to the payment of monies to Licensor shall be declared invalid or unenforceable, Licensor shall have the right, at its option, to terminate this Agreement upon giving not less than ten (10) days' written notice to Licensee.

25. PARAGRAPH HEADINGS: The headings of the paragraphs are for convenience only and in no way limit or affect the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.


LICENSOR:                                      LICENSEE:

NINTENDO OF AMERICA INC.

By: Leisure Concepts, Inc.
    Merchandising Licensing Agent              Ambassador Eyewear Group


By /s/ Joe Garrity                             By /s/ Barry Budilov
  ---------------------------                    ----------------------------
  Al Kahn, Chief Executive officer or          Its  President
  Joe Garrity, Chief Financial Officer


  Date_____________________                    Date 2/28/97


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

                                    Nintendo
                          Merchandise License Agreement
                                  SCHEDULE PAGE

Schedules Annexed to the License Agreement dated as of February 21, 1997, between Nintendo of America Inc. ("Licensor") and Ambassador Eyewear Group ("Licensee").

Schedule A: The Property: The following trademarks and characters and artwork associated with the listed video game/story or audiovisual work of the same name: Nintendo, Nintendo 64, N64, Nintendo Sports, Game Boy, Game Boy Pocket, Super Mario 64, Super Mario Kart, Donkey Kong Country

Schedule B: Licensed Products:  License for prescription eyewear and sunglasses;
                                non-prescription sunglasses featuring
                                polycarbonate lenses.

Schedule C: Territory:          "U.S., its territories and possessions, Canada,
                                Mexico, Panama, Guatemala, Costa Rica, Honduras,
                                El Salvador, Belize, Venezuela, Colombia,
                                Ecuador, Chile, Argentina, Paraguay, Uruguay,
                                Peru, Trinidad, Barbados, Jamaica, Bermuda,
                                Grenada, Dominican Republic, St. Maarten,
                                Guadaloupe, Martinique, Curacao, Antigua,
                                Bahamas, St. Lucia, British Virgin Islands and
                                France."

Schedule D: Term:               January 1, 1998 through December 31, 2000

              Renewal Term: Licensee shall have the option to renew this Agreement upon the same terms and conditions for one three year term, such option exercisable by written notice to Licensor to such effect at least thirty
(30) days prior to the end of the Term, provided that (i) Licensee is not in breach of this agreement and (ii) during the Term, royalties paid or due to be
paid by Licensee equal at least $       . In the event of such exercise, said
written notice shall be accompanied by the requisite advance payment for the Renewal Term as provided in Schedule F below.

Schedule E: Royalty Rate:        % of the in territory net sales price

Schedule F:  Minimum Royalty during the Term:

                    Advance Payment:     $         ($         due on or before
                                         December 31, 1998; $        due on or
                                         before December 31, 1999; $        due
                                         on or before December 31, 2000)

                                         All yearly advances due are to be paid
                                         in equal quarterly installments.

                   Minimum Guarantee (due by end of the term): $


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                                    Nintendo
                          Merchandise License Agreement
                                  SCHEDULE PAGE

             Minimum Royalty during the Renewal Term:

                   Advance Payment (due on first day):            $

                   Minimum Guarantee (due by end of the term):    $

Schedule G: Notice: (TM) & (C) [year of first use] Nintendo. All Rights
                    Reserved.

Schedule H: Marketing Date:     January 1, 1998

Schedule I: Currency:           U.S. Dollars

Schedule J: Agent's Name and Address:

             Leisure Concepts, Inc.

             1414 Avenue of the Americas, 6th Floor

             New York, New York 10019

Schedule K: Number of Samples of Each Licensed Product:   12

Schedule L: Sell-Off Period:  180 Days

Contract #2683


Nintendo Merchandise License Agreement                                    Page 9


    Confidential Treatment Requested - Portions filed seperately with the Commission.